Exhibit
10.1
EMPLOYMENT AGREEMENT

        Employment agreement, dated as of October 1, 1997 by and between STAFF BUILDERS INC., a New York Corporation ("Staff Builders" or the "Corporation"), and Cynthia Nye who resides at 1 Prospect Rd., Centerport, New York 11721 ("Executive").
        WHEREAS, Staff Builders wishes to secure the services of the Executive on the terms and conditions set forth below;
        AND WHEREAS, the Executive is willing to accept employment with Staff Builders on such terms and Conditions
        NOW, THEREFORE, in consideration of their mutual promises and other adequate consideration, Staff Builders an the Executive do hereby agree as follows:
        1. EMPLOYMENT. Staff Builders will employ the Executive as Sr. Vice President - Corporate Support Services, in accordance with the terms and provisions of this Agreement.
        2. DUTIES. The Executive shall be responsible for the management of the Corporation's billing, collection and corporate support services. The Executive shall report directly to the Executive Vice President of the Corporation or such other officer of the Corporation as the Board of Directors may from time to time designate. The Executive shall devote her full business time, attention and skill to the performance of her duties hereunder and to the advancement of the business and interests of Staff Builders.
       3. TERM This Agreement shall be effective upon execution by Staff Builders and the Executive, and shall remain in effect until November 30, 2000, unless terminated earlier pursuant to the terms hereof.

       4. COMPENSATION.
              (a) Salary. The Executive shall be paid a salary of $145,000 per annum during the term hereof, payable in weekly installments. The Executive's salary will be increased to $155,000 on January 1, 1998 and will be increased by Staff Builders on each of January 1, 1999. January 1, 2000 by no less than 5%.
              (b) Benefits. The Executive shall be eligible to receive and participate in all health, medical or other insurance benefits which Staff Builders provides or makes available to its employees.
              (c) Expenses. Staff Builders shall reimburse the Executive for all reasonable and necessary expenses upon submission by the Executive of receipts, accounts or such other documents reasonably requested by Staff Builders.
              (d) Vacation. The Executive shall be entitled to three weeks of paid vacation during each twelve month period of employment during the term.
              (e) Deferred Compensation. The Executive is entitled to participate in the Deferred Compensation Program as described in the plan documents.

        5.       TERMINATION: RIGHTS AND OBLIGATIONS UPON
        TERMINATION.

              (a) If the Executive dies during the Term, then the Executive's employment under this Agreement shall terminate. In such event, the Executive's estate shall be entitled only to compensation and expenses accrued and unpaid as at the date of the Executive's death.

              (b) If, as a result of the Executive's incapacity due to physical or mental illness, whether or. not job related, the Executive is absent from her duties hereunder for 90 consecutive days, or an aggregate of 120 days during the Term, the Executive's employment hereunder and this Agreement shall terminate. In such event, the Executive shall be entitled only to compensation and expenses accrued and unpaid as at the date of termination of the Executive's employment.
            (c) The Corporation shall have the right to terminate the Executive's employment under this Agreement for Cause. For purposes of the Agreement, the Corporation shall have "Cause" to terminate the Executive's employment if (i) the Executive assigns, pledges, or otherwise disposes of her rights and obligations under this Agreement, or attempts to do the same without the prior written consent of the Corporation; or (ii) the Executive fails to fulfill her obligations under this Agreement, has breached any of the terms or conditions hereof, has engaged in willful misconduct or has acted in bad faith; or (iii) the Executive has breached Section 7 of this Agreement; or (iv) the Executive has committed a felony or perpetrated a fraud against the Corporation. If the Corporation terminates this Agreement for Cause, the Corporation's obligations hereunder shall cease, except for the Corporation's obligation to pay the Executive the compensation and expenses accrued and unpaid as of the date of termination in accordance with the provisions hereof.
              (d) In the event that at any time after a Change of Control (as defined below) but prior to the end of twelve (12) months after such Change of Control, the Executive is discharged for any reason other than for Cause (as defined below) or resigns for any reason (other than due to termination for Cause), the Executive shall begin to receive within thirty (30) days after such discharge or resignation a severance payment of one year's salary at the same rate of pay in effect at the date of the Change of Control to be paid in weekly installments for the one year period following such discharge or resignation. A "Change of Control" shall be deemed to occur when a person, corporation, partnership, association or entity (x) acquires a majority of the outstanding voting securities of Staff Builders, Inc., a Delaware corporation ("SBD") or (y) acquires securities of the bearing a majority of voting power with respect to election of directors of SBD or (z) acquires all or substantially all of SBD's assets.
              (e) Notwithstanding anything to the contrary contained herein, all payments owed to the Executive upon termination of this Agreement shall be subject to offset by the Corporation for amounts owed to the Corporation by the Executive hereunder or otherwise.
              (f) The obligations of the Corporation and the Executive pursuant to this Section 5 shall survive the termination of this Agreement.
        6. NOTICES. Any written notice permitted or required under this Agreement shall be deemed sufficient when hand delivered or posted by certified or registered mail, postage prepaid, and addressed to:



                              if to Staff Builders:

                              Staff Builders, Inc.
                              1983 Marcus Avenue, Suite C115
                              Lake Success, New York 11042
                              Attention:        Executive Vice President

                                    or

                              if to the Executive:

                              Cynthia Nye
                              1 Prospect Road
                              Centerport, New York II 721

       Either party may, in accordance with the provisions of this Section, give written notice of a change of address, in which event all such notices and requests shall thereafter be given as above provided at such changed address.
        7.   CONFIDENTIALITY OBLIGATIONS: NON-COMPETITION BY
             EXECUTIVE
                (a) The Executive acknowledges that in the course of performing her duties hereunder, she will be made privy to confidential and proprietary information. The Executive covenants and agrees that during the term of this Agreement and at any time after the termination of this Agreement, she will not directly or indirectly, for her own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, or otherwise, disclose to others or use for her own benefit or cause or induce others to do the same, any proprietary or confidential information or trade secrets of Staff Builders, including but not limited to, any matters concerning the business of Staff Builders, including its billing, collections or administrative operations, plans, procedures or methods of operations, any Staff Builders' lists of clients or business contacts, other work product or records of Staff Builders, other than in the performance of her duties hereunder.
             (b) The Executive agrees that, during the term hereof and for one (1) year following the termination hereof, she will not, within the United States (A) compete, directly or indirectly, for her own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, or otherwise, with the home health care or supplemental staffing business conducted by Staff Builders or (B) be employed by, work for, advise, consult with, serve or assist in any way, directly or indirectly, any person or entity whose business is home health care or supplemental staffing;
or (C) directly or indirectly solicit, recruit or hire any employee of Staff Builders to leave the employ of Staff Builders; or (D) solicit any client or customer of Staff Builders to terminate or modify its business relationship with Staff Builders.
             (c) The foregoing restrictions on the Executive set forth in this Section 7 shall be operative for the benefit of Staff Builders and of any business owned or controlled by Staff Builders, or any successor or assign of any of the foregoing.
             (d) Executive acknowledges that the restricted period of time and geographical area specified in this Section 7 is reasonable, in view of the nature of the business in which Staff Builders is engaged and the Executive's knowledge of Staff
Builders' business. Notwithstanding anything herein to the contrary, if the period of time or the geographical area specified in this Section 7 should be determined to be unreasonable in a judicial proceeding, then the period of time and territory of the restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable.
           (e) The parties acknowledge that any breach of this
Section 7 will cause Staff Builders irreparable harm for which there is no adequate remedy at law, and as a result of this, Staff Builders shall be entitled to the issuance of an injunction, restraining order or other equitable relief in favor of Staff
Builders restraining Executive from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder shall not be deemed a waiver of any night to assert any other remedy Staff Builders may have at law or in equity.
             (f) For purposes of this Section 7, the term "Staff Builders" shall refer to the Corporation and all of its parents, subsidiaries and affiliated corporations.
        8. JURISDICTION.. The Executive consents to the jurisdiction of the Supreme Court of the State of New York or of any Federal
Court in the City of New York for a determination of any dispute as to any matters whatsoever arising out of or in any way connected with this Agreement and authorizes the service of process on her registered mail sent to him at his address shown on the records of Staff Builders.
       9. HANDBOOKGROUP INSURANCE PROGRAM BOOKLET. The Executive acknowledges receipt of Staff Builders Employee Handbook and Group Insurance Program booklet (together, the "Handbook"). The terms of the Handbook are incorporated herein by reference.
       10. STOCK OPTIONS. The Executive will be granted stock options to purchase 10,000 shares of SBLI which will be issued and will vest in accordance with the terms of an Option Agreement between the Executive and the Corporation.
       11. BINDING EFFECT. This agreement shall bind and inure to the benefit of Staff Builders, its successors and assigns and shall inure to the benefit of, and be binding upon, the Executive, his heirs, executors and legal representatives.
       12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision, or any part thereof.
      13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
      14. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties.
      15. MODIFICATION, TERMINATION OR WAIVER. This Agreement may only be amended or modified by a written instrument executed by the parties hereto. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same.


      IN WITNESS WHEREOF, Staff Builders and the Executive have executed this Employment Agreement as of the date first above written.


                                                STAFF BUILDERS, INC.

                                                By: /s/ David Savitsky

                                                /s/ Cynthia Nye
                                                Cynthia Nye